UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2009

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 26, 2009, Park City Group, Inc. issued a press release announcing its operating results for the quarter ended March 31, 2009, and including certain other remarks relating to operations.  A copy of the press release is attached as Exhibit 99.1.

The press release contains certain adjusted non-GAAP financial measures, as well as comparable GAAP financial measures.  The Company believes that providing both GAAP and adjusted non-GAAP measures of its performance will provide meaningful supplemental information regarding its operational effectiveness and to enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. Management believes that investors benefit from seeing its results “through the eyes” of management in addition to the GAAP presentation.  It is management’s belief that while not in accordance with or an alternative for GAAP, the adjusted information allows for greater transparency to supplemental information used by management in its financial and operational decision making.

The adjusted information excludes items, such as amortization of intangible assets, impairment charges, depreciation, charges to consolidate and integrate recently acquired businesses and non-cash stock based compensation, and other non-cash charges that may have a material effect on the Company’s net income and net income per share in accordance with GAAP.  Management monitors these items to ensure that expenses are in line with expectations and that its GAAP results are correctly stated, but does not use them to measure the ongoing bottom line operating performance of the Company. Furthermore, the non-GAAP or adjusted information provided by the Company may be different from the non-GAAP or adjusted information provided by other companies.

A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is available on the Company’s home page at www.parkcitygroup.com by selecting “Reconciliation of Non-GAAP Financial Measures” under the “Company” tab.

Item 9.01                                Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 27, 2009	PARK CITY GROUP, INC.

By: /s/ John Merrill Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release announcing the Corporation’s operating results for the quarter ended March 31, 2009.